Exhibit 99.A

News For Immediate Release
El Paso Corporation Reports Fifth Consecutive Year of Improved Earnings and Financial Strength
HOUSTON, TEXAS, February 26, 2008—El Paso Corporation (NYSE:EP) is reporting today fourth quarter and full-year 2007 financial and operational results for the company.
Highlights:
•	Earnings per share (EPS) $1.53 in 2007 versus $0.64 in 2006 — up 139%

•	Quarterly EPS from continuing operations up significantly — $0.21 earnings per diluted share from continuing operations versus a loss of $0.03 in 2006

•	Pipeline earnings before interest expense and taxes (EBIT) and throughput up 2 percent and 11 percent, respectively, from fourth quarter 2006

•	E&P EBIT up 92 percent versus fourth quarter 2006

•	Production, including unconsolidated affiliate volumes, totaled 924 million cubic feet equivalent per day (MMcfe/d) — an 11 percent increase over fourth quarter 2006

•	Integrated Peoples Energy Production Company acquisition

•	Successful IPO of El Paso Pipeline Partners, L.P.
“We are delighted to report our fifth consecutive year of improved earnings,” said Doug Foshee, El Paso’s president and chief executive officer. “During the year, our pipeline group placed more than $500 million of projects into service while expanding our committed project backlog to almost $4 billion. Our E&P business also had a very good year, with 8 percent production growth, as well an 18 percent increase in proved reserves and lower unit direct lifting costs. We enter 2008 with a strong balance sheet, visible multi-year growth in hand, and opportunities to add to our growth trajectory.”
A summary of financial results for the three- and 12-month periods ended December 31, 2007 and 2006 is as follows:
Financial Results

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
($ in millions, except per share amounts)	2007	2006	2007	2006

Income (loss) from continuing operations	$160	$(15)	$436	$531
Discontinued operations, net of income taxes	—	(151)	674	(56)

Net income (loss)	160	(166)	1,110	475
Preferred stock dividends	9	9	37	37

Net income (loss) available to common stockholders	$151	$(175)	$1,073	$438

Basic per common share amounts
Income (loss) from continuing operations	$0.22	$(0.03)	$0.57	$0.73
Discontinued operations	—	(0.22)	0.97	(0.08)

Net income (loss) per common share	$0.22	$(0.25)	$1.54	$0.65

Diluted per common share amounts
Income (loss) from continuing operations	$0.21	$(0.03)	$0.57	$0.72
Discontinued operations	—	(0.22)	0.96	(0.08)

Net income (loss) per common share	$0.21	$(0.25)	$1.53	$0.64

Items Impacting Quarterly Results
Fourth quarter 2007 results from continuing operations include a $17-million, or $0.02 per diluted share, after-tax loss due to the change in fair value of derivatives intended to manage price risk on natural gas and oil production in the marketing segment. Results also include a $22-million, or $0.03 per diluted share, after-tax loss related to the change in fair value of power contracts in the Pennsylvania, New Jersey, Maryland (PJM) power pool and an $8-million, or $0.01 per diluted share, after-tax loss related to Brazilian power impairments. After-tax amounts were calculated using a 36 percent tax rate on all charges except Brazilian power impairments.
Fourth Quarter 2007

	Before	After
($ millions, except per share amounts)	Tax	Tax	EPS

Continuing operations	$231	$160	$0.21
Adjustments
Change in fair value of PJM power contracts	$34	$22	0.03
Change in fair value of production-related derivatives	26	17	0.02
Brazilian power impairments	8	8	0.01

Adjusted EPS—continuing operations			$0.27

Fourth Quarter 2006

	Before	After
($ millions, except per share amounts)	Tax	Tax	EPS

Continuing operations	$(38)	$(15)	$(0.03)
Adjustments
Alliance capacity buyout	$188	$122	0.17
Change in fair value of power contracts	(7)	(4)	—
Change in fair value of production-related derivatives	(13)	(8)	(0.01)

Financial Results — 12 Months Ended December 31, 2007
For the 12 months ended December 31, 2007, El Paso reported net income available to common stockholders of $1,073 million, or $1.53 per diluted share, compared with $438 million, or $0.64 per diluted share, for full-year 2006. A schedule of items affecting annual results is listed below:
Financial Results

	After
($ millions, except per share amounts)	Tax	EPS

Twelve Months 2007 Continuing Operations
Debt repurchase costs	$(186)	$(0.27)
Impairment of Brazilian power assets	(72)	(0.10)
Change in fair value of production-related derivatives	(57)	(0.08)
Change in fair value of power contracts	(49)	(0.07)
Case Corporation indemnity	(7)	(0.01)
Crude oil trading liability	49	0.07

Twelve Months 2007 Discontinued Operations
Sale of ANR and related assets	$674	$0.96

Twelve Months 2006 Continuing Operations
Alliance capacity buyout	$(122)	$(0.17)
Change in fair value of Midland Cogeneration Venture gas supply contracts	(85)	(0.12)
Change in fair value of production-related derivatives	172	0.23
Income tax settlement benefits	159	0.22
Change in fair value of power contracts	45	0.06

Twelve Months 2006 Discontinued Operations
ANR and International Power assets	$(56)	$(0.08)
After-tax amounts were calculated using a 36 percent tax rate on all charges except Brazilian power impairments and income tax settlement benefits.

Business Unit Financial Update
Segment EBIT Results

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
($ in millions)	2007	2006	2007	2006

Pipeline Group	$308	$302	$1,265	$1,187
Exploration and Production	263	137	909	640
Marketing	(64)	(184)	(202)	(71)
Power	(4)	31	(37)	82
Corporate and Other	(20)	(37)	(283)	(88)

	$483	$249	$1,652	$1,750

Pipeline Group
The Pipeline Group’s EBIT for the three months ended December 31, 2007, was $308 million, compared with $302 million for the same period in 2006. Fourth quarter 2007 results benefited from incremental revenues from several expansion projects placed in service during 2006 and 2007; higher transportation revenues due to increased sales and utilization of capacity; and higher throughput, primarily in the Rocky Mountains and southern regions. Offsetting these favorable results were higher operating costs for repair and maintenance, and increased insurance costs.
Pipeline Group Results

	Three Months Ended
	December 31,
($ in millions)	2007	2006

EBIT	$308	$302
DD&A	$94	$92

Total throughput (BBtu/d)[1]	18,797	16,992

[1]	Includes proportionate share of jointly owned pipelines

Exploration and Production
The Exploration and Production segment’s EBIT for the three months ended December 31, 2007, was $263 million, compared with $137 million for the same period in 2006. The increase was primarily due to increased production volumes and higher realized commodity prices, which benefited from hedging gains that added $0.59 per thousand cubic foot (Mcf) to the realized price for natural gas produced. Fourth quarter 2007 production volumes averaged 847 MMcfe/d, excluding 77 MMcfe/d of unconsolidated affiliate volumes. Fourth quarter 2006 production volumes averaged 762 MMcfe/d, excluding 68 MMcfe/d of unconsolidated affiliate volumes. The increase reflects successful drilling programs and acquisitions. Despite industry inflation, total per-unit cash operating costs decreased to an average of $1.83 per thousand cubic feet equivalent (Mcfe) in fourth quarter 2007, compared with $1.91 per Mcfe for the same 2006 period. The improvement is primarily a result of reduced unit direct lifting costs resulting from lower workover activity levels, partially offset by higher production taxes due to increased natural gas and oil revenues and higher general and administrative costs due to the transfer of Marketing employees to the E&P organization.
Exploration and Production Results

	Three Months Ended
	December 31,
($ in millions, except price and unit cost amounts)	2007	2006

EBIT	$263	$137
DD&A	$227	$180
Consolidated volumes:
Natural gas sales volumes (MMcf/d)	708	630
Oil, condensate, and NGL sales volumes (MBbls/d)	23	22
Total consolidated equivalent sales volumes (MMcfe/d)	847	762
Four Star total equivalent sales volumes (MMcfe/d)[1]	77	68

Weighted average realized prices including hedges
Natural gas ($/Mcf)	$7.16	$6.15
Oil, condensate, and NGL ($/Bbl)	$77.47	$50.58

Transportation costs
Natural gas ($/Mcf)	$0.24	$0.24
Oil, condensate, and NGL ($/Bbl)	$0.96	$0.58

Per-unit costs ($/Mcfe)
Depreciation, depletion and amortization	$2.91	$2.58
Cash operating costs[2]	$1.83	$1.91

[1]	Four Star is an equity investment. Amounts disclosed represent the company’s proportionate share.

[2]	Includes direct lifting costs, production-related taxes, G&A expenses, and taxes other than production and income.
New Hedge Positions for 2008
As of February 22, 2008, El Paso had hedge positions for more than two-thirds of its estimated 2008 equivalent production. The hedges have an average floor price of $7.94 per million British thermal unit (MMBtu) and an average ceiling price of $10.21 per MMBtu on 188 trillion British thermal unit. In addition, El Paso hedged 3.7 million barrels of crude oil with an average floor price of $80.94 per barrel and an average ceiling price of $81.44 per barrel. Further information on the company’s hedging activities will be available in El Paso’s Form 10-K.

Other Operations
Marketing
The Marketing segment reported an EBIT loss of $64 million for the three months ended December 31, 2007, compared with an EBIT loss of $184 million for the same period in 2006. Changes in the fair value of derivatives intended to manage the price risk of the company’s natural gas and oil production resulted in a 2007 fourth quarter loss of $26 million compared to a 2006 fourth quarter gain of $13 million. Fourth quarter 2007 also includes a $34-million loss related to PJM power contracts, while fourth quarter 2006 also includes a loss of $188 million related to the divestiture of capacity on the Alliance Pipeline.
Power
The Power segment reported an EBIT loss of $4 million for the three months ended December 31, 2007, compared with EBIT of $31 million for the same period in 2006. Fourth quarter 2007 results included impairments of $8 million on the company’s Manaus and Rio Negro power plants in Brazil, which were transferred to the power purchaser on January 15, 2008. Fourth quarter 2006 results included a $34-million gain on the sale of the company’s remaining interest in Intercontinental Exchange (ICE).
Corporate and Other
During the fourth quarter of 2007, Corporate and Other reported EBIT loss of $20 million compared with an EBIT loss of $37 million for the same period in 2006. Fourth quarter 2007 results were impacted by adjustments to legacy liabilities and reserves.
Detailed operating statistics for each of El Paso’s businesses will be posted at www.elpaso.com in the Investors section.
Webcast Information
El Paso Corporation has scheduled a live webcast of a review of its 2007 results on February 26, 2008, beginning at 9:00 a.m. Eastern Time, 8:00 a.m. Central Time, which may be accessed online through El Paso’s Web site at www.elpaso.com in the Investors section. During the webcast, management will refer to slides that will be posted on the Web site. The slides will be available one hour before the webcast and can be accessed in the Investors section. A limited number of telephone lines will also be available to participants by dialing (888) 710-3574 (conference ID #34210298) ten minutes prior to the start of the webcast.
A replay of the webcast will be available online through the company’s Web site in the Investors section. A telephone audio replay will be also available through March 4, 2008, by dialing (800) 642-1687 (conference ID # 34210298). If you have any questions regarding this procedure, please contact Margie Fox at (713) 420-2903.
Disclosure of Non-GAAP Financial Measures — Update
The SEC’s Regulation G applies to any public disclosure or release of material information that includes a non-GAAP financial measure. In the event of such a disclosure or release, Regulation G requires (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. The required presentations and reconciliations are attached. Additional detail regarding non-GAAP financial measures can be reviewed in El Paso’s full operating statistics, which will be posted at www.elpaso.com in the Investors section.

El Paso uses the non-GAAP financial measure “earnings before interest expense and income taxes” or “EBIT” to assess the operating results and effectiveness of the company and its business segments. The company defines EBIT as net income (loss) adjusted for (i) items that do not impact its income (loss) from continuing operations, such as extraordinary items, discontinued operations, and the impact of accounting changes; (ii) income taxes; and (iii) interest and debt expense. The company excludes interest and debt expense so that investors may evaluate the company’s operating results without regard to its financing methods or capital structure. El Paso’s business operations consist of both consolidated businesses as well as investments in unconsolidated affiliates. As a result, the company believes that EBIT, which includes the results of both these consolidated and unconsolidated operations, is useful to its investors because it allows them to evaluate more effectively the performance of all of El Paso’s businesses and investments. Exploration and Production per-unit total cash costs or cash operating costs equal total operating expenses less DD&A and cost of products and services divided by total production. It is a valuable measure of operating efficiency. Adjusted EPS is earnings per share from continuing operations excluding Brazilian power impairments, changes in fair value of PJM power contracts and changes in fair value of the production-related derivatives in the Marketing segment during the quarter. It is useful in analyzing the company’s on-going earnings potential.
El Paso believes that the non-GAAP financial measures described above are also useful to investors because these measurements are used by many companies in the industry as a measurement of operating and financial performance and are commonly employed by financial analysts and others to evaluate the operating and financial performance of the company and its business segments and to compare the operating and financial performance of the company and its business segments with the performance of other companies within the industry.
These non-GAAP financial measures may not be comparable to similarly titled measurements used by other companies and should not be used as a substitute for net income, earnings per share or other GAAP operating measurements.
El Paso Corporation provides natural gas and related energy products in a safe, efficient, and dependable manner. El Paso owns North America’s largest interstate natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.
Cautionary Statement Regarding Forward-Looking Statements — Update

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, changes in unaudited and/or unreviewed financial information; our ability to implement and achieve our objectives in our 2008 plan, including achieving our earnings and cash flow targets; changes in reserve estimates based upon internal and third party reserve analyses; the effects of any changes in accounting rules and guidance; our ability to meet production volume targets in our Exploration and Production segment; uncertainties and potential consequences associated with the outcome of governmental investigations, including, without limitation, those related to the reserve revisions; outcome of litigation; our ability to comply with the covenants in our various financing documents; our ability to obtain necessary governmental approvals for proposed pipeline projects and our ability to successfully construct and operate such projects; the risks associated with recontracting of transportation commitments by our pipelines; regulatory uncertainties associated with pipeline rate cases; actions by the credit rating agencies; the successful close of our financing transactions; our ability to close our announced asset sales on a timely basis; changes in commodity prices and basis differentials for oil, natural gas, and power; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis or at all; general economic and weather conditions in geographic regions or markets served by the company and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; competition; and other factors described in the company’s (and its affiliates’) Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Contacts
Investor and Public Relations
Bruce L. Connery, Vice President

Office: (713) 420-5855
Media Relations
Bill Baerg, Manager
Office: (713) 420-2906

EL PASO CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per common share amounts)
(UNAUDITED)

	Three Months Ended		12 Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Operating revenues	$1,262	$913	$4,648	$4,281

Operating expenses
Cost of products and services	75	37	245	238
Operation and maintenance	355	380	1,333	1,337
Gain on long-lived assets
Depreciation, depletion and amortization	326	281	1,176	1,047
Taxes, other than income taxes	64	52	249	232

	820	750	3,003	2,854

Operating income	442	163	1,645	1,427

Earnings from unconsolidated affiliates	26	24	101	145
Loss on debt extinguishment	(4)	—	(291)	(26)
Other income, net	19	62	197	204

	41	86	7	323

Earnings before interest expense, income taxes, and other charges	483	249	1,652	1,750

Interest and debt expense	(252)	(287)	(994)	(1,228)

Income (loss) before income taxes	231	(38)	658	522
Income taxes	71	(23)	222	(9)

Income (loss) from continuing operations	160	(15)	436	531

Discontinued operations, net of income taxes	—	(151)	674	(56)

Net income (loss)	160	(166)	1,110	475

Preferred stock dividends	9	9	37	37

Net income (loss) available to common stockholders	$151	$(175)	$1,073	$438

Earnings (losses) per common share
Basic
Income (loss) from continuing operations	$0.22	$(0.03)	$0.57	$0.73
Discontinued operations, net of income taxes	—	(0.22)	0.97	(0.08)

Net income (loss) per common share	$0.22	$(0.25)	$1.54	$0.65

Diluted
Income (loss) from continuing operations	$0.21	$(0.03)	$0.57	$0.72
Discontinued operations, net of income taxes	—	(0.22)	0.96	(0.08)

Net income (loss) per common share	$0.21	$(0.25)	$1.53	$0.64

Weighted average common shares outstanding
Basic	697	693	696	678

Diluted	759	693	699	739

Dividends declared per common share	$0.04	$0.04	$0.16	$0.16

EL PASO CORPORATION
SEGMENT INFORMATION
(UNAUDITED)

	2007				2006				Year-to-Date
(In millions)	First	Second	Third	Fourth	First	Second	Third	Fourth	2007	2006	2005

Operating revenues
Pipelines	$644	$614	$586	$650	$643	$580	$582	$597	$2,494	$2,402	$2,171
Exploration and Production	505	575	575	645	466	462	456	470	2,300	1,854	1,787
Marketing	(135)	(16)	(9)	(59)	205	18	(105)	(176)	(219)	(58)	(796)
Power	—	—	—	—	1	2	3	—	—	6	82
Field Services (1)	—	—	—	—	—	—	—	—	—	—	123
Corporate and other, including eliminations (2)	8	25	14	26	22	27	6	22	73	77	(8)

Consolidated total	$1,022	$1,198	$1,166	$1,262	$1,337	$1,089	$942	$913	$4,648	$4,281	$3,359

Depreciation, depletion and amortization
Pipelines	$94	$91	$94	$94	$93	$93	$92	$92	$373	$370	$343
Exploration and Production	170	189	194	227	146	156	163	180	780	645	612
Marketing	1	1	—	1	1	1	1	1	3	4	4
Power	—	—	1	—	—	1	—	1	1	2	2
Field Services (1)	—	—	—	—	—	—	—	—	—	—	3
Corporate and other (2)	6	5	4	4	10	5	4	7	19	26	42

Consolidated total	$271	$286	$293	$326	$250	$256	$260	$281	$1,176	$1,047	$1,006

Operating income (loss)
Pipelines	$324	$276	$234	$277	$321	$251	$221	$270	$1,111	$1,063	$779
Exploration and Production	177	229	228	252	191	161	138	135	886	625	671
Marketing	(136)	(20)	(13)	(65)	200	8	(113)	(186)	(234)	(91)	(855)
Power	(5)	(9)	(9)	(3)	(15)	(17)	(14)	(15)	(26)	(61)	(63)
Field Services (1)	—	—	—	—	—	—	—	—	—	—	(16)
Corporate and other (2)	(25)	(25)	(23)	(19)	(14)	(40)	(14)	(41)	(92)	(109)	(577)

Consolidated total	$335	$451	$417	$442	$683	$363	$218	$163	$1,645	$1,427	$(61)

Earnings (losses) before interest expense and income taxes (EBIT)
Pipelines	$364	$318	$275	$308	$346	$286	$253	$302	$1,265	$1,187	$924
Exploration and Production	179	235	232	263	199	163	141	137	909	640	696
Marketing	(135)	5	(8)	(64)	208	13	(108)	(184)	(202)	(71)	(837)
Power	18	16	(67)	(4)	3	10	38	31	(37)	82	(89)
Field Services (1)	—	—	—	—	—	—	—	—	—	—	285
Corporate and other (2)	(210)	(104)	51	(20)	—	(34)	(17)	(37)	(283)	(88)	(521)

Consolidated total	$216	$470	$483	$483	$756	$438	$307	$249	$1,652	$1,750	$458

	Fourth Quarter 2007		Fourth Quarter 2006
	Total	Per Unit	Total	Per Unit
E&P Cash Costs	($MM)	($/Mcfe)	($MM)	($/Mcfe)

Total operating expense	$393	$4.61	$335	$4.78
Depreciation, depletion and amortization	(645)	(2.42)	(180)	(2.58)
Cost of products & services	(87)	(0.33)	(20)	(0.29)

Per unit cash costs(3)		$1.86		$1.91

Total equivalent volumes (Mmcfe)(3)	77,914		70,142

(1) By the end of 2005, we sold or transferred to other segment substantially all of our Field Services assets; therefore, Field Services is not reported as a segment starting 2006.
(2) Includes our corporate businesses, telecommunications business and residual assets and liabilities of previously sold or discontinued businesses.
(3) Excludes volumes and costs associated with equity investment in Four Star.